CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of PGIM Real Estate Fund Inc. (formerly known as PGIM Private Real Estate Fund, Inc.) of our reports dated March 4, 2026, relating to the financial statements of PPREF/Ryan Shakopee Holdings LLC  and Subsidiary and PPREF/Post Ardent Owner, LLC which appear in PGIM Real Estate Fund Inc. (formerly known as PGIM Private Real Estate Fund, Inc.)’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025.

/s/PricewaterhouseCoopers LLP

New York, New York

April 24, 2026